Exhibit 10.77

AMENDMENT TO AGREEMENT

THIS AMENDMENT is made and entered into as of August 6, 2004 (this “Amendment”), by and among Steven Picheny (“Picheny”), Howard Fuchs (“Fuchs”), Horizon Medical Products, Inc., a Georgia corporation (“Horizon”, which collectively with Picheny and Fuchs are hereinafter referred to as the “Parties”) and RITA Medical Systems, Inc., a Delaware corporation (“RITA”).

Whereas, the Parties and Christine Selby are all signatories to a certain Stock Purchase Agreement dated October 15, 1998, as amended on December 14, 1999 and again on December 15, 2000 (the Stock Purchase Agreement together with such amendments hereinafter being collectively referred to as the “Stock Purchase Agreement”);

Whereas, in connection with the Stock Purchase Agreement, Picheny, Fuchs and Horizon entered into that certain Settlement Agreement dated March 29, 2001 (“Settlement Agreement”), that certain Agreement dated December 15, 2001 (“December Agreement”) and that certain Agreement dated March 14, 2002 (the “March Agreement”);

Whereas, RITA, Horizon and Hornet Acquisition Corp., a wholly-owned subsidiary of RITA (“Merger Sub”) have entered into an Agreement and Plan of Merger dated May 12, 2004 pursuant to which Merger Sub will merge with and into Horizon and Horizon will become a wholly-owned subsidiary of RITA (the “Merger”); and

Whereas, the Parties and RITA desire to amend the March Agreement as provided below;

NOW THEREFORE, it is agreed by and among the Parties and RITA, in consideration of the benefits flowing to the Parties and RITA hereto, upon and subject to the following terms and conditions, as follows:

1. Section 2 of the March Agreement is amended and restated in its entirety as follows:

“2. Horizon or its affiliates will pay Picheny and Fuchs monthly payments for their COBRA benefits under the Stepic Health Plan, or the amount of that premium should Picheny and Fuchs not be eligible for the plan for any reason, from the date hereof until December 31, 2008. In no event, however, will any such payment be less than the amount paid for such benefits by Horizon for the month of July, 2004. Picheny and Fuchs agree to maintain the confidentiality of this provision and will disclose this provision only on a need to know basis, except to the extent disclosure may be affirmatively required by law. Notwithstanding the foregoing, in event of disclosure, Horizon shall not be relieved of any of its obligations hereunder.”

2. Section 4 of the March Agreement is amended and restated in its entirety as follows:

“4. If RITA is acquired by a third party by merger or stock acquisition or sells substantially all of its assets, or if

RITA sells Horizon or sells substantially all of Horizon’s assets, then RITA shall immediately pay the full remaining amount of principal then owed to Picheny and Fuchs hereunder and all accrued interest thereon.”

3. Section 12 of the March Agreement is deleted in its entirety.

4. RITA hereby guarantees to each of Picheny and Fuchs the prompt and complete payment, when due of the amounts payable to each of Picheny and Fuchs under the March Agreement.

5. This Amendment will become effective upon the Merger.

6. Except as expressly amended hereby, the March Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

7. This Amendment may be executed in one or more counterparts, all of which shall be one and the same instrument and all of which shall be considered duplicate originals. This Amendment shall be binding upon and inure to the benefit of the Parties, RITA and their respect heirs, executors, administrators, successors, and assigns and upon any corporation or other entity with which any party hereto may merge or consolidate.

* * *

IN WITNESS WHEREOF, the Parties and RITA hereto have executed this Amendment effective as stated above.

BY:	/s/ DONALD STEWART
Donald Stewart Chief Financial Officer Horizon Medical Products, Inc.

BY:	/s/ STEVEN PICHENY
Steven Picheny

BY:	/s/ HOWARD FUCHS
Howard Fuchs

BY:	/s/ DONALD STEWART
Donald Stewart Chief Financial Officer RITA Medical Systems, Inc.

[Signature Page to Amendment to Agreement]